UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 15, 2007

Internap Network Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 15, 2007, Eric Klinker, Chief Technology Officer and Vice President of Engineering, notified Internap Network Services Corporation (the “Company”) of his resignation. Mr. Klinker’s resignation from his position as Chief Technology Officer and Vice President of Engineering is effective March 15, 2007, but he will remain as an employee of the Company until March 31, 2007.

Also on March 15, 2007, Fredric W. Harmon resigned from his position as a director of the Company.

(e) On March 15, 2007, the Board of Directors (the “Board”) of the Company took the following actions:

Upon recommendation of the Board’s Compensation Committee, the Board approved the award of cash bonuses in recognition of performance in 2006 to certain executive officers listed in the following table in the amount set forth opposite such officer’s name.

Name	Bonus Amount

James DeBlasio	$420,000
David Buckel	$216,000
David Abrahamson	$150,000
Eric Klinker	$100,000
Eric Suddith	$129,300

The Board approved an amendment to the employment agreement with James DeBlasio, which the Company filed as Exhibit 10.1 to its Current Report on Form 8-K on October 6, 2005, to include a provision whereby upon Mr. DeBlasio’s death, his unvested Equity Compensation, as that term is defined in the employment agreement, for the following twelve months would become vested, free of restrictions, other than those imposed by law, and immediately exercisable for a period of twelve months following his death. The Company will file such amended employment agreement upon its execution in a Current Report on Form 8-K.

The Board adopted the 2007 Executive Bonus Award Incentive Plan (the “2007 Plan”).

Under the 2007 Plan, named executive officers and other key contributors who the Chief Executive Officer recommends and the Compensation Committee of the Board approves are eligible for the award of a cash bonus after our 2007 fiscal year end.

The cash bonus of each named executive officer is determined according to a formula with a target award level expressed as a percentage of salary. Each participant is eligible for three awards based on the following goals: (1) achievement of revenue goals, which comprises 25% of the potential award; (2) achievement of EBITDA goals, which comprises 50% of the potential award; and (3) achievement of individual goals, which comprises 25% of the potential award.

The Company must achieve a threshold of financial performance established by the Board in order for a participant to receive any of the three awards. In addition, a participant must achieve at least a certain performance rating in order to receive any of the three awards.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION
Date: March 20, 2007

By: /s/ David A. Buckel
David A. Buckel, Chief Financial Officer

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